REUVENI, HARTUV, TEPPER & CO.
          Certified Public Accountants (ISR)
          P.O.B. 29870 CODE 61298
            30 Achad Ha'Am St., Tel Aviv, ISRAEL
            TEL. 972-3-5604281  FAX. 972-3-5605001

          AMPAL


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in the amendment No. 2 to the Ampal American Israel Corporation's registration statement on FORM S-2 (File No.33-51023) of our report on the consolidated financial statements of Pri Haemek (Canned and Frozen Food ) 88 Ltd. dated February 28, 1993 included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1992 and to all references to our firm included in such registration statement.

          January 21, 1994

                                               REUVENI, HARTUV, TEPPER & CO.
                                           Certified Public Accounts (Isr.)